Exhibit 10(a)


Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.                   Brickell Avenue, Suite 500
Suite 400 East                                       Miami, Florida 33131-2803
Washington, D.C. 20007-5208                          (305) 371-2600
(202) 965-8100                                       Telecopier:(305) 372-9928
Telecopier:  (202) 965-8104
                                                     175 Powder Forest Drive
                                                     Suite 201
                                                     Simsbury, CT  06089-9668
                                                     (860) 392-5000
                                                     Telecopier:(860)392-5058
                                                     HTTP://www.jordenusa.com

April 27, 2006



First Great-West Life & Annuity Insurance Company
50 Main Street
9th Floor
White Plains, New York   10606

    Re:  Variable Annuity-1 Series Account
         Post-Effective Amendment No. 1 to the Registration Statement on N-4 File Nos. 333-130820 and 811-08183

Ladies and Gentlemen:

    We have acted as counsel to First Great-West Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                                        Very truly yours,


                                                        /s/Jorden Burt LLP

                                                        Jorden Burt LLP